                                                 Issuer Free Writing Prospectus
                                                     Filed pursuant to Rule 433
                                                    Registration No. 333-137902
                                                       Dated: September 5, 2008

Bloomberg Tickers
TR       DBLAUT5J
ER       DBLAUE5J
                            Liquid Alpha USD 5 Index

                                Seeks to achieve
                                stable absolute
                               returns September
                                      2008

                                   [GRAPHIC]

Deutsche Bank's Liquid Alpha 5 USD Index has existed since April 23, 2008.
Accordingly, any index performance shown in this presentation preceding that inception date does not reflect the performance of an actual index, but has been retrospectively calculated.

Deutsche Bank AG has filed a registration statement (including a prospectus)
with the SEC for the offerings to which this communication may relate. Before you invest, you should read the prospectus in that registration statement and other documents Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, Deutsche Bank AG, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-311-4409.

                       A PASSION TO PERFORM                [DEUTSCHE BANK LOGO]

Alpha vs Beta

Introduction

o    Historically, managed investment products delivered long-only exposure to asset class returns. Managers sought to add value by trying to outperform their respective benchmarks

o    Returns attributable to the market benchmark were deemed "beta" while returns that exceeded the market benchmark were deemed "alpha"

o    Alpha can be defined as the excess return between two assets: a long asset and short asset

o    In recent years, investors have looked to separate the alpha return
     (excess) from the beta return (market)

o    DB responded by launching a series of alpha-generating long vs. short indices for each major asset class (equities, rates, currencies, commodities). These indices are not correlated to their respective asset class and therefore have little or no beta exposure

o    Deutsche Bank is now offering combined exposure to these four alpha indices in a risk targeted, efficient manner via the Liquid Alpha Index

 Extracting the Excess Return of the Market

 DB Introduces the Liquid Alpha Index

Liquid Alpha is a weighted combination of four proprietary alpha indices from four different asset classes, plus cash

The Underlying Assets(1)

o    Equities: (S&P X-Alpha Index) seeks to generate alpha by going long a series of DB Regional Equity Style Indices and short their respective equity benchmarks

o    Commodities: (DB Commodity Harvest Index) long optimal yield commodity index vs. short commodity benchmark

o    Currencies: (DB Balanced Currency Harvest (USD-Funded) Index) long high interest rate currencies vs. short low interest rate currencies

o    Rates: (DB Smart Index) seeks to extract alpha from the difference between short- term and long-term interest rates (5x leveraged) Cash: (DB Fed
     Funds Index) overnight Fed Funds rate

These indices are combined in a quantitative portfolio allocation model
(optimizer) seeking risk targeted, optimal exposure to each asset class alpha strategy.

 1 Please see Appendix 1 for a detailed explanation of each Alpha Index

Extracting the Excess Return of the Market

Multi-Asset Alpha Index Dynamic Allocation

The weighting of each Alpha Index is determined by utilizing a model based on
Modern Portfolio Theory. The Optimized Asset Allocator (OAA) seeks to determine the portfolio allocation which maximizes returns for a given level of volatility, subject to pre-defined constraints:

       -Previous 60 business days correlation,
        volatility and returns for each alpha index and
        cash are used as inputs

       -Constraints:
         ----------------------------------------------------
                                       Range Exposure
                                    ----------------------
         Equity                                   10%-50%
         Commodity                                10%-50%
         Currency                                 10%-50%
         Rates                                    10%-50%
         Cash                                      0%-60%

         ----------------------------------------------------
       -Volatility:     Targeted at 5%

       -Stop-Loss Mechanism: triggers an additional rebalancing

The Optimization Methodology

   Optimized Asset Allocation(1)

 Alpha from       Allocation between       Returns on 60          Volatility targeting
 different        alphas from different    business days
 asset classes    asset classes            Volatility on 60       Optimized portfolio
                  Quarterly                business days          allocation

                  reallocation based       Correlation between
                  on constraints and       indices
                  on new risk-return       Risk Monitoring:
                  parameters               return trigger

1 The OAA is based upon Markowitz's Modern Portfolio Theory, also known as the theory of diversification; Markowitz won the 1990 Nobel Prize in Economics.
Markowitz's "efficient frontier" refers to a series of optimal portfolio allocations that will maximize return for a given level of risk.

Optimized Asset Allocation Model:

A Risk Adjusted Return Optimisation Tool

                                   [GRAPHIC}

  (1)This is a hypothetical portfolio and does not represent an actual allocation

Extracting the Excess Return of the Market

DB Introduces the Liquid Alpha Index

o    Key Features:

     -    Multi-asset alpha: Combination of 4 different asset alphas plus cash offers diversification

     -    Dynamic Asset Allocation: Based on Markowitz's portfolio theory, the
          Optimized Asset Allocator (OAA) model aims for the optimal asset allocation along the efficient frontier(1)

     -    Historically low correlation to traditional asset classes: Alpha has historically been independent from the asset class underlying each investment strategy

     -    Historically low correlation to each other: Each of the four Alpha
          Index strategies has historically had little or no correlation to the other three

     -    No Beta exposure: Zero net exposure to equities, bonds, commodities or currencies

     -    Low volatility: Seeks to add stability to returns over time

     -    Managed risk: Stop-loss mechanism is triggered if returns fall below a specified minimum

     -    Transparency: The individual Alpha Indices and their weightings in the Liquid Alpha Index are published daily on Bloomberg and Reuters

     -    Cost effective: As an alternative to a fund of hedge funds, Liquid
          Alpha seeks to provide a similar return without performance fees or liquidity constraints(2)

     -    Diverse Strategies: fundamental equity relative value, commodity carry, currency carry, yield curve slope monetization (see Appendix 1 for further detail on each strategy)

1 The OAA is based upon Markowitz's Modern Portfolio Theory, also known as the theory of diversification; Markowitz won the 1990 Nobel Prize in Economics.
Markowitz's "efficient frontier" refers to a series of optimal portfolio allocations that will maximize return for a given level of risk.

2 There are, however, costs associated with the individual Alpha Indices that are charged to the Liquid Alpha Index. Although the index level is published daily, this index is not freely tradable and direct investment in the Liquid
Alpha 5 Index is not available.

Liquid Alpha USD 5 TR

Performance Analysis

Index Returns*



Liquid Alpha 5% USD TR
iBoxx USD Treasury
MSCI World USD TR
3500
3000
2500
2000
1500
1000
500
Liquid Alpha returns prior to 4/23/08 have been retrospectively calculated
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

Annual Returns*



5.4%
16.5%
12.3%
12.1%
17.8%
12.6%
16.4%
11.5%
8.8%
1.5%
11.9%
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
Annual

Performance Analysis*

January 1999 - August 2008	Liquid Alpha 5 USD TR	iBoxx USD Treasury	MSCI World USD TR
Annualized Returns	11.9%	5.5%	5.5%
Volatility	3.9%	4.6%	14.5%
Sharpe Ratio (3.63%)	2.10	0.40	0.13
Maximum Drawdown	-2.6%	-4.8%	-46.3%
Start Date	Jul-07	Jun-03	Apr-02
End Date	Oct-07	Feb-04	Jan-06
Max Monthly Consecutive Loss	-2.6%	-4.8%	-18.0%
Start Date	Jul-07	Jun-03	May-01
End Date	Sep-07	Aug-03	Oct-01
Max/Min Returns			
Rolling 12 Months	21.0% / 0.9%	15.9% / -5.0%	49.8% / -36.9%
Rolling 3 Months	8.7% / -3.7%	7.4% / -5.1%	26.9% / -22.5%
Average Monthly Returns	0.9%	0.5%	0.4%
% Months with Gains	85.2%	67.8%	55.7%
Correlation			
iBoxx USD Treasury	0.01	1.00	-0.24
MSCI World USD TR	0.06	-0.24	1.00

Historical 12 Month Volatility*



Liquid Alpha 5% USD TR
iBoxx USD Treasury
MSCI World USD TR
30%
25%
20%
15%
10%
5%
0%
Oct-1999
Oct-2000
Oct-2001
Oct-2002
Oct-2003
Oct-2004
Oct-2005
Oct-2006
Oct-2007

*Source: Deutsche Bank, 2008, Bloomberg. Liquid Alpha has been retrospectively calculated and did not exist prior to April 23, 2008. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the Deutsche Bank Liquid Alpha Index would have been lower than the index as a result of fees and/or costs.

Deutsche Bank

7

Liquid Alpha USD 5 TR

Performance Analysis

Monthly Returns Analysis[1]

	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008
Jan		1.73%	2.91%	1.18%	1.41%	0.91%	1.19%	1.57%	1.16%	0.22%
Feb	0.97%	1.25%	-0.23%	0.55%	0.69%	2.30%	2.74%	0.87%	0.90%	0.20%
Mar	0.93%	0.54%	2.05%	1.83%	-0.33%	0.51%	0.47%	0.72%	1.55%	0.05%
Apr	1.13%	1.12%	0.42%	2.58%	5.12%	-0.97%	0.70%	-0.02%	1.75%	0.11%
May	0.66%	2.27%	0.57%	0.64%	0.50%	0.23%	2.32%	-0.05%	1.79%	0.91%
Jun	0.59%	-0.62%	0.82%	0.14%	2.85%	2.14%	2.55%	1.57%	0.69%	-0.22%
Jul	-0.59%	1.94%	0.05%	0.28%	0.30%	0.58%	0.64%	0.75%	-0.50%	0.95%
Aug	-0.37%	0.78%	0.49%	0.42%	1.27%	1.30%	-0.53%	1.84%	-2.11%	-0.72%
Sep	0.46%	1.10%	1.26%	0.01%	1.14%	0.82%	2.82%	1.06%	2.16%	
Oct	0.48%	2.20%	1.11%	-0.99%	1.15%	0.42%	1.64%	0.46%	1.69%	
Nov	0.26%	1.20%	0.96%	2.91%	1.39%	2.30%	1.67%	-0.21%	-0.92%	
Dec	0.62%	1.86%	1.26%	2.03%	1.12%	1.41%	-0.84%	2.46%	0.44%	
Ann.Rtn.	5.39%	16.47%	12.26%	12.14%	17.83%	12.56%	16.38%	11.54%	8.85%	1.50%

Allocation Constraints

Liquid Alpha USD 5 TR Constituents	Live Date	Bloomberg	Range Exposure	Current Allocation
S&P X-Alpha USD TR Index	Oct 31 07	SPXADT	10% - 50%	10.00%
DB Commodity Harvest TR Index	Dec 17 07	DBCMHLTU	10% - 50%	30.00%
DB Currency Harvest TR Index	Oct 19 05	DBHVBUSF	10% - 50%	50.00%
DB SMART Index	Jul 15 07	DBSMARTD	10% - 50%	9.99%
DB Fed Funds Index	Oct 15 07	DBMMFED1	0% - 60%	0.02%

Historical Allocation



100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Jan-99
Jan-00
Jan-01
Jan-02
Jan-03
Jan-04
Jan-05
Jan-06
Jan-07
Jan-08
S&P X-Alpha USD TR
Commodity Harvest USD TR
Currency Harvest USD TR
DB SMART 5x USD TR
Fed Funds TR

[1]Source: Deutsche Bank, 2008, Bloomberg.
The Liquid Alpha Index has been retrospectively calculated and did not exist prior to April 23, 2008. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the Deutsche Bank Liquid Alpha Index would have been lower than the index as a result of fees and/or costs.

Deutsche Bank

8

Liquid Alpha USD 5: from TR to ER

     o    The Total Return (TR) Index is calculated first because the Optimized
          Asset Allocation model requires a cash component and fully-funded assets

     o    Liquid Alpha Excess Return (ER) incorporates the alpha strategy with no funding component

     o    The ER Index is calculated as the difference between the performance of the TR index and that of the DB Fed Funds Index since the last rebalancing date

Liquid Alpha USD 5 ER
Performance Analysis

Index Returns*


2300
2100
1900
1700
1500
1300
1100
900
700
500
Liquid Alpha returns prior to 4/23/08 have been retrospectively calculated
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

Annual Returns*


0.5%
9.5%
8.0%
10.3%
16.5%
11.1%
12.8%
6.2%
3.5%
8.0%
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
Annual

Performance Analysis*

January 1999 - August 2008	Liquid Alpha 5 USD ER	IBoxx USD Treasury	MSCI World USD TR
Annualized Returns	8.0%	5.5%	5.5%
Volatility	3.9%	4.6%	14.5%
Sharpe Ratio (3.63%)	2.04	0.40	0.13
Maximum Drawdown	-3.5%	-4.8%	-46.3%
Start Date	Jul-07	Jun-03	Apr-02
End Date	Aug-08	Feb-04	Jan-06
Max Monthly Consecutive Loss	-3.5%	-4.8%	-18.0%
Start Date	Jul-07	Jun-03	May-01
End Date	Sep-07	Aug-03	Oct-01
Max/Min Returns			
Rolling 12 Months	19.8% / -3.0%	15.9% / -5.0%	49.8% / -36.9%
Rolling 3 Months	8.4% / -5.0%	7.4% / -5.1%	26.9% / -22.5%
Average Monthly Returns	0.7%	0.5%	0.4%
% Months with Gains	77.4%	67.8%	55.7%
Correlation			
IBoxx USD Treasury	0.00	1.00	-0.24
MSCI World USD TR	0.06	-0.24	1.00

Historical 12 Month Volatility*


30%
25%
20%
15%
10%
5%
0%
Liquid Alpha 5% USD ER
iBoxx USD Treasury
MSCI World USD TR
Oct-1999
Oct-2000
Oct-2001
Oct-2002
Oct-2003
Oct-2004
Oct-2005
Oct-2006
Oct-2007

*Source: Deutsche Bank, 2008, Bloomberg. Liquid Alpha has been retrospectively calculated and did not exist prior to April 23, 2008. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the Deutsche Bank Liquid Alpha Index would have been lower than the index as a result of fees and/or costs.

Deutsche Bank

10

Liquid Alpha USD 5 ER
Performance Analysis

Monthly Returns Analysis[1]

	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008
Jan		1.25%	2.39%	1.02%	1.31%	0.83%	1.00%	1.19%	0.69%	-0.12%
Feb	0.60%	0.81%	-0.66%	0.41%	0.60%	2.22%	2.55%	0.52%	0.49%	-0.04%
Mar	0.49%	0.03%	1.61%	1.70%	-0.44%	0.42%	0.25%	0.33%	1.12%	-0.18%
Apr	0.73%	0.66%	0.00%	2.42%	5.03%	-1.05%	0.48%	-0.39%	1.31%	-0.08%
May	0.29%	1.70%	0.21%	0.49%	0.40%	0.15%	2.05%	-0.51%	1.34%	0.74%
Jun	0.16%	-1.16%	0.50%	0.00%	2.75%	2.05%	2.31%	1.16%	0.27%	-0.39%
Jul	-1.00%	1.38%	-0.29%	0.12%	0.21%	0.47%	0.38%	0.30%	-0.96%	0.78%
Aug	-0.83%	0.23%	0.18%	0.27%	1.19%	1.17%	-0.85%	1.39%	-2.55%	-0.88%
Sep	0.02%	0.59%	1.02%	-0.14%	1.05%	0.69%	2.53%	0.64%	1.77%	
Oct	0.05%	1.63%	0.88%	-1.14%	1.07%	0.28%	1.32%	0.00%	1.25%	
Nov	-0.23%	0.66%	0.78%	2.81%	1.31%	2.13%	1.34%	-0.65%	-1.29%	
Dec	0.17%	1.35%	1.12%	1.93%	1.04%	1.23%	-1.18%	2.05%	0.07%	
Ann.Rtn.	0.50%	9.48%	7.99%	10.28%	16.54%	11.07%	12.77%	6.17%	3.47%	-0.18%

Allocation Constraints

Liquid Alpha USD 5 ER Constituents	Live Date	Bloomberg	Range Exposure	Current Allocation
S&P X-Alpha USD TR Index	Oct 31 07	SPXADT	10% - 50%	10.00%
DB Commodity Harvest TR Index	Dec 17 07	DBCMHLTU	10% - 50%	30.00%
DB Currency Harvest TR Index	Oct 19 06	DBHVBUSF	10% - 50%	50.00%
DB SMART Index	Jul 15 07	DBSMARTD	10% - 50%	9.99%

Historical Allocation



100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Jan-99
Jan-00
Jan-01
Jan-02
Jan-03
Jan-04
Jan-05
Jan-06
Jan-07
Jan-08
S&P X-Alpha USD TR
Commodity Harvest USD TR
Currency Harvest USD TR
DB SMART 5x USD TR
Deleveraged Exposure

[1]Source: Deutsche Bank, 2008, Bloomberg. The DB Liquid Alpha USD 5 ER Index has been retrospectively calculated and did not exist prior to April 23, 2008. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the Deutsche Bank Liquid Alpha USD 5 ER index would have been lower than the index as a result of fees and/or costs.

Deutsche Bank

11

Index Costs Summary

o    The Liquid Alpha 5 Index has certain costs associated with the individual alpha indices that are charged to the Liquid Alpha 5 Index*

     -    The cost to replicate the strategies underlying the Liquid Alpha 5
          Index ranges between a minimum of 21 bps per annum and a maximum of
          63 bps per annum, depending on the allocation between the underlying indices

o    Individual index costs are based on an annual hedging cost, subtracted on a daily basis, and a bid-ask cost subtracted at each rebalancing

*These costs are applicable as of the date hereof and may change according to market conditions.

1 Indices that do not show Hedging Costs above have their costs allocated within the respective DB Index itself. Bid-Ask costs reflect the costs involved during a rebalancing and are only applicable to the DB Commodity Harvest TR
Index

Advantages of Liquid Alpha

o    Seeks to achieve high risk-adjusted returns

o    Utilizes well-known proprietary alpha indices from Equities, Rates,
     Commodities and Currencies

o    Seeks to achieve optimal allocation between uncorrelated "alpha"
     strategies o Stop-loss feature seeks to manage downside risks

o    Low correlation to traditional asset classes

o    Transparent underlying with full reporting of daily index closing levels and weights on Bloomberg and Reuters

Certain Risks of Liquid Alpha

o    LIQUID ALPHA HAS LIMITED PERFORMANCE HISTORY - Publication of Liquid Alpha
     began on April 23, 2008. Therefore, it has very limited performance history and no actual investment which allowed tracking of the performance of Liquid Alpha was possible before that date.

o    AN INVESTMENT LINKED OR RELATED TO LIQUID ALPHA WILL NOT BE THE SAME AS AN
     INVESTMENT IN THE ALPHA INDICES - The Liquid Alpha closing level on any trading day will depend on the performance of the Alpha Indices. The weighting of each Alpha Index is determined by the Optimized Asset
     Allocator ("OAA"), which seeks to maximize returns for a given level of volatility. You should, therefore, carefully consider the composition and calculation of each Alpha Index.

o    ALPHA INDICES ARE NOT EQUALLY WEIGHTED IN THE LIQUID ALPHA MODEL AND MAY
     OFFSET EACH OTHER - The Alpha Indices are assigned different weightings in
     Liquid Alpha via the Optimized Asset Allocation Model. The same return generated by two Alpha Indices, whether positive or negative, may have a different effect on the performance of Liquid Alpha. Additionally, positive returns generated by one or more Alpha Index may be moderated or more than offset by smaller positive returns or negative returns generated by the other Alpha Indices.

o    FOR THE EXCESS RETURN INDEX, THE CLOSING LEVEL IS AFFECTED BY THE
     PERFORMANCE OF THE FED FUNDS INDEX - The calculation of the Excess Return
     Index level is intended to reflect the excess return (if any) of the Total
     Return Index relative to the return of the Fed Funds Index. Although the
     Total Return Index and the Fed Funds Index may perform positively, if the
     Total Return Index does not outperform the Fed Funds Index the Excess
     Return Index level will not increase.

o    THE ACTUAL EXPERIENCED VOLATILITY OF EACH ALPHA INDEX AND LIQUID ALPHA
     MODEL MAY NOT EQUAL THE TARGET VOLATILITY, WHICH MAY HAVE A NEGATIVE
     IMPACT ON THE PERFORMANCE OF LIQUID ALPHA - The weighting of each Alpha
     Index in the Liquid Alpha Model is adjusted to target a volatility level of 5%. Because this adjustment is based on the volatility of the previous
     60 business days, the actual volatility realized on the Alpha Indices and the Liquid Alpha Model will not necessarily equal the volatility target.

o    THE CALCULATION OF LIQUID ALPHA'S CLOSING LEVEL WILL INCLUDE A DEDUCTION
     OF COSTS FROM THE ALPHA INDICES - On each trading day, the calculation of
     Liquid Alpha's closing level will include a deduction of costs from the
     Alpha Indices currently ranging between a minimum of 21 basis points per annum and maximum of 63 basis points per annum, depending on the individual weightings of the Alpha Indices.

                                  Appendix 1:

                            The Underlying Indices

                                     A PASSION TO PERFORM. [DEUTSCHE BANK LOGO]

S&P X-Alpha USD TR Strategy Index

Bloomberg Ticker : SPXADT

o    The S&P X-Alpha USD Total Return Strategy Index uses a rules-based, mathematical model that reflects the relative performance between a basket of eight DB Regional Style equity indices and a basket of four regional equity benchmark indices and also contains a Fed Funds Return Index. The regional focus of the Index is the USA, Eurozone, Japan and the United
     Kingdom. The X-Alpha Model seeks to identify, from a growth perspective, high short-term earnings momentum stocks in global developed markets and, from a value perspective, low price-earnings ratio or high dividend yielding stocks in the same markets.

o    The X-Alpha Model employs the Deutsche Bank proprietary indices (DB
     Regional Style Indices) that reflect the performance of these categories of stocks, and pairs each with a regional well-known, broad equity index maintained by a third-party sponsor (Benchmark Indices), to make eight
     Index Constituent Pairs.

o    The return on an Index Constituent Pair is determined based on the daily cumulative return of the relevant DB Regional Style Index compared to that of the relevant Benchmark Index. The X-Alpha Model reflects a weighted return in USD of the Index Constituent Pairs, with the pair weights being determined based upon initial weights assigned to each Index Constituent
     Pair, adjusted based upon their recent observed volatility to target a volatility of 8% per year for the X-Alpha Model's exposure to each Index
     Constituent Pair.

S&P X-Alpha USD TR Strategy Index
Performance Analysis

Index Returns*


3500
3000
2500
2000
1500
1000
500
S&P X-Alpha returns prior to 10/31/07 have been retrospectively calculated
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

Annual Returns*


0.1%
23.1%
11.7%
12.8%
7.0%
15.0%
16.8%
11.9%
0.3%
-3.1%
9.6%
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
Annual

Performance Analysis*

January 1999 - August 2008	S&P X-Alpha USD TR	IBoxx USD Treasury	MSCI World USD TR
Annualized Returns	9.6%	5.5%	5.5%
Volatility	6.4%	4.6%	14.5%
Sharpe Ratio (3.63%)	0.93	0.40	0.13
Maximum Drawdown	-9.3%	-4.8%	-46.3%
Start Date	Jun-07	Jun-03	Apr-02
End Date	Aug-08	Feb-04	Jan-06
Max Monthly Consecutive Loss	-5.7%	-4.8%	-18.0%
Start Date	Oct-02	Jun-03	May-01
End Date	Dec-02	Aug-03	Oct-01
Max/Min Returns			
Rolling 12 Months	36.1% / -9.2%	15.9% / -5.0%	49.8% / -36.9%
Rolling 3 Months	12.4% / -6.9%	7.4% / -5.1%	26.9% / -22.5%
Average Monthly Returns	0.8%	0.5%	0.4%
% Months with Gains	71.9%	67.8%	55.7%
Correlation			
IBoxx USD Treasury	0.10	1.00	-0.24
MSCI World USD TR	-0.07	-0.24	1.00

Monthly Returns*

	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008
Jan		-0.89%	3.44%	1.62%	0.21%	-0.10%	1.73%	5.61%	0.02%	2.42%
Feb	1.35%	0.48%	3.03%	0.55%	-0.80%	1.62%	4.90%	-1.44%	1.77%	-1.35%
Mar	-0.04%	4.01%	1.67%	2.65%	-1.80%	1.86%	0.35%	3.03%	3.21%	-1.33%
Apr	2.04%	2.37%	0.38%	5.82%	1.53%	0.18%	-1.65%	0.95%	0.65%	1.19%
May	1.56%	3.69%	0.25%	0.50%	4.01%	-0.02%	0.12%	0.55%	1.31%	0.46%
Jun	-1.77%	-1.48%	0.07%	3.09%	-0.86%	2.76%	3.68%	1.96%	-0.31%	-1.50%
Jul	-0.46%	1.39%	0.55%	0.51%	0.58%	0.50%	1.17%	0.61%	0.05%	-2.07%
Aug	-0.86%	2.30%	2.06%	0.95%	1.95%	0.18%	3.23%	-1.91%	-1.24%	
Sep	0.15%	1.77%	-1.51%	0.31%	0.82%	3.00%	2.15%	-1.11%	-0.29%	
Oct	-0.76%	2.09%	0.96%	-4.97%	1.38%	0.23%	-0.64%	1.80%	0.19%	
Nov	-2.63%	1.76%	-0.35%	-0.75%	0.68%	2.90%	0.06%	1.27%	-2.73%	
Dec	0.37%	3.61%	0.70%	2.16%	-0.81%	1.00%	0.70%	0.16%	-2.13%	
Ann.Rtn.	0.12%	23.07%	11.73%	12.77%	6.96%	14.96%	16.76%	11.85%	0.34%	-3.13%

*Source: Deutsche Bank, 2008, Bloomberg. The S&P X-Alpha TR Strategy Index and its underlying style indices have been retrospectively calculated and did not exist prior to October 31, 2007. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the S&P X-Alpha USD TR Strategy Index would have been lower than the index as a result of fees and/or costs.

Deutsche Bank

17

Certain Risks of S&P X-Alpha

o    THE INDEX HAS LIMITED PERFORMANCE HISTORY - Publication of the Index began on October 31, 2007. Therefore, the Index has very limited performance history, and no actual investment which allowed a tracking of the performance of the Index was possible before that date.

o    THE INDEX CONSTITUENT PAIRS ARE NOT EQUALLY WEIGHTED IN THE X-ALPHA MODEL
     AND MAY OFFSET EACH OTHER - The Index Constituent Pairs are assigned different weightings. Positive returns generated by one or more Index
     Constituent Pairs may be moderated or more than offset by smaller positive returns or negative returns generated by the other Index Constituent
     Pairs, particularly if the Index Constituent Pairs that generate positive returns are assigned relatively low weightings in the X-Alpha Model.

o    THE RETURNS OF THE INDEX CONSTITUENT PAIRS WILL BE EXPOSED TO FLUCTUATIONS
     IN EXCHANGE RATES - For the purposes of determining the returns of the
     Index Constituent Pairs, the currency in which any DB Regional Style Index or Benchmark Index (if such currency is not U.S. dollars) will be converted into U.S. dollars at the relevant spot exchange rate. Any positive or negative return that is generated as a result of the performance of a DB Regional Style Index compared to that of a Benchmark
     Index with which it is paired is exposed to fluctuations in the exchange rate between the U.S. dollar and the currency in which such DB Regional
     Style Index and such Benchmark Index are publicly quoted.

o    THE ACTUAL EXPERIENCED VOLATILITY OF EACH INDEX CONSTITUENT PAIR AND THE
     X-ALPHA MODEL MAY NOT EQUAL TARGET VOLATILITY, WHICH MAY HAVE A NEGATIVE
     IMPACT ON THE PERFORMANCE OF THE INDEX - The weighting of each Index
     Constituent Pair in the X-Alpha Model and the X-Alpha Model are adjusted to target a volatility level of 8%. Because this adjustment is based on recently experienced volatility and is subject to a minimum of 50% and a maximum of 150%, the actual volatility realized on the Index Constituent
     Pairs and the X-Alpha Model will not necessarily equal the volatility target.

o    THE CALCULATION OF THE INDEX CLOSING LEVEL WILL INCLUDE A DEDUCTION OF A
     BORROW FEE - On each trading day, the calculation of the Index closing level will include a deduction of a borrow fee to defray transaction costs incurred in relation to the Index on such day.

DB Commodity Harvest USD TR Index
Bloomberg Ticker : DBCMHLTU

o    The Deutsche Bank Commodity Harvest Index (DBCHI) employs a rules-based strategy to generate "carry" by capturing the relative value between the
     "optimum roll" strategy within the DB commodity index and the "fixed roll"
     strategy within a benchmark commodity index

o    For each commodity, the index seeks to generate returns, independent from the direction of the commodity's price, through zero-net-exposure long and short positions along the first 13 months of the forward curve

     -    The "long position" is the DB Commodity Booster - S&P GSCI(TM) Light
          Energy Index (Commodity Booster Index), which rolls each commodity futures contract according to Deutsche Bank's "Optimal Yield"
          methodology, which seeks to generate the maximum implied yield

     -    The "short position" is the benchmark index, the S&P GSCITM Light
          Energy Commodity Index, which rolls each commodity futures contract on a pre-defined roll schedule according to the shortest-dated contract

o    The weights ascribed to each long/short commodity exposure are the weights in the S&P GSCITM Light Energy Index

o    The long and short positions are rebalanced monthly to achieve a zero net exposure

DB Commodity Harvest USD TR Index
Performance Analysis

Index Returns*



2400
2200
2000
1800
1600
1400
1200
1000
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008
DB Commodity Harvest Index returns prior to 12/17/07 have been retrospectively calculated

Annual Returns*



4.9%
0.7%
15.8%
-0.4%
5.5%
15.1%
14.4%
18.5%
4.7%
7.0%
8.8%
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
Annual

Performance Analysis*

January 1999 - August 2008	Commodity Harvest USD TR	IBoxx USD Treasury	MSCI World USD TR
Annualized Returns	8.8%	5.5%	5.5%
Volatility	3.9%	4.6%	14.5%
Sharpe Ratio (3.63%)	1.34	0.40	0.13
Maximum Drawdown	-4.2%	-4.8%	-46.3%
Start Date	Jul-02	Jun-03	Apr-02
End Date	Apr-03	Feb-04	Jan-06
Max Monthly Consecutive Loss	-3.8%	-4.8%	-18.0%
Start Date	Oct-00	Jun-03	May-01
End Date	Jan-01	Aug-03	Oct-01
Max/Min Returns			
Rolling 12 Months	23.2% / -3.4%	15.9% / -5.0%	49.8% / -36.9%
Rolling 3 Months	8.0% / -4.7%	7.4% / -5.1%	26.9% / -22.5%
Average Monthly Returns	0.7%	0.5%	0.4%
% Months with Gains	77.4%	67.8%	55.7%
Correlation			
IBoxx USD Treasury	0.00	1.00	-0.24
MSCI World USD TR	-0.03	-0.24	1.00

Monthly Returns*

	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008
Jan		0.43%	3.99%	0.78%	0.80%	0.85%	1.01%	2.40%	0.50%	1.66%
Feb	1.33%	0.36%	1.93%	-0.15%	-3.18%	0.72%	0.26%	2.00%	1.01%	-0.12%
Mar	-0.88%	0.46%	1.63%	-0.95%	3.39%	1.06%	1.18%	0.48%	1.00%	1.47%
Apr	0.08%	0.92%	0.79%	0.20%	1.42%	0.62%	2.79%	0.80%	1.14%	0.35%
May	1.23%	-0.21%	0.46%	1.16%	-0.82%	1.49%	0.60%	0.92%	0.95%	1.03%
Jun	0.68%	-0.35%	1.83%	0.48%	1.95%	2.36%	2.39%	1.33%	-0.49%	0.60%
Jul	-0.08%	2.09%	0.70%	-0.31%	-0.40%	0.73%	0.61%	1.31%	-1.27%	0.82%
Aug	-0.67%	-1.58%	0.25%	-0.19%	0.48%	2.28%	-2.09%	3.00%	-0.27%	1.02%
Sep	0.37%	2.57%	2.25%	-2.23%	1.59%	-0.68%	0.92%	2.07%	-1.66%	
Oct	1.94%	-0.51%	0.44%	0.63%	-0.47%	1.41%	2.04%	0.22%	1.78%	
Nov	0.25%	-1.80%	0.36%	0.60%	0.45%	1.94%	2.15%	0.64%	1.47%	
Dec	0.61%	-1.57%	0.20%	-0.36%	0.34%	1.41%	1.78%	2.01%	0.54%	
Ann.Rtn.	4.86%	0.71%	15.79%	-0.39%	5.54%	15.10%	14.42%	18.53%	4.73%	7.02%

*Source: Deutsche Bank, 2008, Bloomberg. The DB Commodity Harvest Index has been retrospectively calculated and did not exist prior to December 17, 2007. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DB Commodity Harvest Index would have been lower than the index as a result of fees and/or costs.

Deutsche Bank

20

Certain Risks of DB Commodity Harvest Index

     o    THE DB COMMODITY HARVEST INDEX HAS LIMITED PERFORMANCE HISTORY -
          Publication of the Index began on December 17, 2007. Therefore, the
          Index has very limited performance history, and no actual investment which allowed a tracking of the performance of the Index was possible before that date.

     o    STRATEGY RISK - The DB Commodity Harvest Index reflects a strategy that takes a long position in the DB Commodity Booster Index and a short position in the S&P GSCI(TM) Light Energy Index. The value of the
          DB Commodity Harvest Index will be adversely affected if the DB
          Commodity Booster Index does not outperform the benchmark S&P GSCI(TM)
          Light Energy Index.

DB Balanced Currency Harvest Funded Index

Bloomberg Ticker : DBHVBUSF


Equity
Cash
Commodity
Rates
FX
α

- The DB Balanced Currency Harvest Funded Index (DB Currency Harvest) reflects the total return performance of a portfolio that systematically invests in a diversified basket of high-yielding currencies, funded by going short a diversified basket of low-yielding currencies, plus a money market performance linked to the Fed Funds rate
- The index methodology is designed to exploit a forward rate bias, (the tendency of currency forward rates to under-predict future spot prices) through systematic allocation rules
- The Index methodology is implemented by ranking a currency pool of G10 and Emerging Market currencies by their 3-month Libor rates (sourced from reliable and transparent third party fixing pages) and investing in 3-month forward contracts by offsetting equal amounts of high-yielding currencies with low-yielding currencies
  - Long Exposure: Two highest yielding G10 currencies plus the 3 next highest yielding currencies from the Balanced Currency Pool
  - Short Exposure: Two lowest yielding G10 currencies plus the 3 next lowest yielding currencies from the Balanced Currency Pool
- A roll-window feature is built into the Index to enhance returns and the Index is rebalanced quarterly

Balanced Currency Pool (as of May 2008)

G10	Emerging Markets
Australia	Brazil
Canada	Czech Republic
Euro	Hungary
Japan	Mexico
New Zealand	Poland
Norway	Singapore
Sweden	South Africa
Switzerland	South Korea
United Kingdom	Taiwan
United States	Turkey

Deutsche Bank

22

DB Currency Harvest Index
Performance Analysis

Index Returns*


5000
4500
4000
3500
3000
2500
2000
1500
1000
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008
DB Currency Harvest Index returns prior to 10/19/05 have been retrospectively calculated

Annual Returns*


13.9%
20.8%
15.6%
18.7%
31.8%
14.0%
22.0%
7.7%
18.9%
3.7%
17.2%
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
Annual

Performance Analysis*

January 1999 - August 2008	Currency Harvest USD TR	IBoxx USD Treasury	MSCI World USD TR
Annualized Returns	17.2%	5.5%	5.5%
Volatility	9.4%	4.6%	14.5%
Sharpe Ratio (3.63%)	1.44	0.40	0.13
Maximum Drawdown	-10.0%	-4.8%	-46.3%
Start Date	Mar-06	Jun-03	Apr-02
End Date	Oct-06	Feb-04	Jan-06
Max Monthly Consecutive Loss	-10.0%	-4.8%	-18.0%
Start Date	Mar-06	Jun-03	May-01
End Date	Jun-06	Aug-03	Oct-01
Max/Min Returns			
Rolling 12 Months	41.6% / 0.1%	15.9% / -5.0%	49.8% / -36.9%
Rolling 3 Months	16.9% / -10.5%	7.4% / -5.1%	26.9% / -22.5%
Average Monthly Returns	1.4%	0.5%	0.4%
% Months with Gains	76.5%	67.8%	55.7%
Correlation			
IBoxx USD Treasury	-0.07	1.00	-0.24
MSCI World USD TR	0.21	-0.24	1.00

Monthly Returns*

	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008
Jan		4.21%	2.85%	2.63%	2.37%	1.73%	2.34%	0.39%	1.88%	-2.14%
Feb	1.96%	2.03%	-6.56%	1.01%	2.22%	3.48%	2.18%	2.67%	0.72%	-0.64%
Mar	5.28%	0.25%	3.18%	3.48%	-1.39%	-0.21%	-0.40%	-3.53%	2.58%	-4.51%
Apr	2.02%	1.82%	2.91%	1.57%	9.35%	-1.95%	2.17%	-0.23%	3.16%	6.45%
May	0.58%	1.45%	2.38%	0.95%	1.05%	-1.63%	4.15%	-6.46%	3.33%	2.90%
Jun	0.80%	0.48%	2.12%	-5.25%	4.53%	0.76%	2.86%	1.98%	3.17%	-0.21%
Jul	-1.31%	3.15%	-2.80%	-2.56%	0.15%	2.88%	0.65%	4.18%	-0.15%	4.07%
Aug	-0.98%	0.48%	0.19%	3.28%	1.42%	1.27%	-0.53%	3.51%	-3.57%	-1.78%
Sep	0.57%	0.46%	-2.97%	0.41%	1.76%	2.36%	4.63%	-0.50%	5.09%	
Oct	0.46%	2.72%	3.65%	2.99%	1.91%	0.45%	1.88%	3.57%	3.59%	
Nov	2.18%	1.58%	5.70%	6.07%	2.43%	2.37%	2.83%	-1.21%	-3.47%	
Dec	2.26%	0.53%	4.71%	3.24%	2.49%	1.84%	-2.52%	3.67%	1.52%	
Ann.Rtn.	13.87%	20.83%	15.64%	18.75%	31.79%	14.03%	21.96%	7.72%	18.91%	3.73%

*Source: Deutsche Bank, 2008, Bloomberg. The DB Currency Harvest Index has been retrospectively calculated and did not exist prior to October 19, 2005. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DB Currency Harvest Index would have been lower than the index as a result of fees and/or costs.

Deutsche Bank

23

Certain Risks of DB Currency Harvest

o    THE DB BALANCED CURRENCY HARVEST INDEX HAS LIMITED PERFORMANCE HISTORY -
     Publication of the Index began on October 19, 2005. Therefore, the Index has very limited performance history, and no actual investment which allowed a tracking of the performance of the Index was possible before that date.

o    STRATEGY RISK - The strategy reflected in the DB Currency Harvest Index takes the view that by taking long positions in high yielding currencies and short positions in low yielding currencies, an investor's gain from interest rate differentials in the high yielding jurisdictions will exceed any potential losses from currency rate risk. The Index Sponsor provides no assurance that this expectation is or will remain valid. Various market factors and circumstances at any time and over any period could cause and have in the past caused investors to become more risk averse to high yielding currencies. Such risk aversion is greater with respect to the non-G10 currencies, which may be volatile and subject to large fluctuations, devaluations, exchange controls and inconvertibility.

o    GAINS IN COMPONENTS OF THE DB CURRENCY HARVEST INDEX MAY BE OFFSET BY
     LOSSES IN OTHER INDEX COMPONENTS - The DB Currency Harvest Index is
     composed of multiple currency positions. Any gain in one position may be offset by a loss in another position.

o    CURRENCY MARKETS MAY BE HIGHLY VOLATILE - Currency markets may be highly volatile, particularly in relation to emerging or developing nations'
     currencies and, in certain market conditions, also in relation to developed nations' currencies. The DB Currency Harvest Index components may include emerging market countries that are more exposed to the risk of swift political change and economic downturns than their industrialized counterparts. Political or economic instability is likely to have an adverse effect on the performance of the DB Currency Harvest Index.

DB SMART USD Index

Bloomberg Ticker : DBSMARTD



Equity
Cash
Commodity
Rates
FX
α

- The DB SMART Index seeks to capture returns generated by changes in the slope of the USD yield curve
- The index methodology implements dynamic long or short “steepener” positions in order to benefit from relative changes in short-term and long-term interest rates
  - A steepener is constructed with long/short forward starting interest rate swaps, duration-weighted to remain neutral to small parallel shifts in the yield curve
    - Long steepener: 1mo forward 2yr Swap (fixed rate receiver) + 1mo forward 10yr Swap (fixed rate payer)
    - Short steepener: 1mo forward 2yr Swap (fixed rate payer) + 1mo forward 10yr Swap (fixed rate receiver)
- The rules-based methodology uses a 2-criteria process to determine the appropriate trading strategy to generate alpha based on recent changes in the USD yield curve or the relative value between short-term and long-term interest rates
  - Criteria 1: Recent changes in the 3-month USD Libor rate measured by the percentage change month over month
  - Criteria 2: The current slope of the USD yield curve measured by the “carry” of a 1-month forward starting steepener position (receiving 2-year swap rate while paying 10-year swap rate)



Duration Weighted Steepener Index
Fed Active Signal?
3m Libor ↓↑ More than 2.5%
Yes
No
↓ more than 2.5% Buy Steepener
↑ more than 2.5% Sell Steepener
Carry
Expected return of steepener position
Carry is positive or zero Buy Steepener
Carry is negative Sell Steepener

1/3 of the Steepener position is rebalanced each month



Long Steepener When Yield Curve Steepens or Flattens/Inverts
Interest Rate
2y Swap (fixed-receiver) market value loss
10y Swap (fixed-payer) market value gain
Yield Curve Steepens 1-Month later
Today
2y Swap (fixed-receiver) market value gain
10y Swap (fixed-payer) market value loss
Yield Curve Flattens/Inverts 1-Month later
2yr
10yr

Deutsche Bank

25

DB SMART 5x USD TR Index

Performance Analysis

Index Returns*



1900
1800
1700
1600
1500
1400
1300
1200
1100
1000
DB Currency Harvest Index returns prior to 10/19/06 have been retrospectively calculated
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

Annual Returns*



7.3%
6.4%
13.2%
5.5%
3.3%
3.6%
7.1%
5.5%
3.4%
0.7%
5.8%
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
Annual

Performance Analysis*

January 1999 - August 2008	DB SMART USD 6x TR	IBoxx USD Treasury 1-3 Yr	MSCI World USD TR
Annualized Returns	5.8%	3.7%	5.5%
Volatility	2.6%	1.6%	14.5%
Sharpe Ratio (3.63%)	0.84	0.05	0.13
Maximum Drawdown	-2.1%	-1.2%	-46.3%
Start Date	Mar-08	Apr-08	Apr-02
End Date	Aug-08	Aug-08	Jan-06
Max Monthly Consecutive Loss	-2.1%	-1.2%	-18.0%
Start Date	Mar-08	Apr-08	May-01
End Date	May-08	Jun-08	Oct-01
Max/Min Returns			
Rolling 12 Months	14.7% / -0.3%	11.1% / -0.6%	49.8% / -36.9%
Rolling 3 Months	5.2% / -3.7%	3.9% / -1.9%	26.9% / -22.5%
Average Monthly Returns	0.0%	0.4%	0.4%
% Months with Gains	63.5%	78.3%	55.7%
Correlation			
IBoxx USD Treasury 1-3 Yr	0.09	1.00	-0.25
MSCI World USD TR	-0.02	-0.25	1.00

Monthly Returns*

	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008
Jan		0.39%	-0.12%	0.36%	0.56%	-0.29%	1.50%	0.28%	0.45%	1.17%
Feb	0.52%	0.89%	0.42%	0.05%	-0.29%	0.54%	0.36%	0.93%	0.32%	1.60%
Mar	1.38%	-0.71%	1.96%	-0.25%	1.02%	0.02%	0.35%	-0.32%	0.03%	-0.28%
Apr	0.38%	0.46%	1.59%	0.43%	0.26%	0.00%	0.54%	-0.43%	0.72%	-1.60%
May	0.33%	0.59%	1.21%	0.36%	-1.24%	-0.03%	0.86%	0.82%	0.76%	0.11%
Jun	1.04%	0.56%	0.57%	1.27%	0.81%	0.29%	0.67%	0.54%	-0.47%	-0.09%
Jul	0.45%	1.04%	0.95%	2.04%	2.95%	0.09%	0.26%	0.25%	-0.04%	0.32%
Aug	0.92%	0.30%	0.55%	-0.85%	-0.97%	0.19%	0.53%	0.76%	0.86%	-0.12%
Sep	0.44%	1.13%	2.06%	0.19%	-0.28%	0.88%	0.53%	0.65%	-0.52%	
Oct	0.59%	0.59%	1.30%	1.42%	-0.07%	0.20%	0.00%	0.57%	0.51%	
Nov	0.36%	0.43%	0.67%	-0.39%	-0.60%	0.84%	0.47%	0.94%	0.58%	
Dec	0.43%	0.52%	1.33%	0.75%	1.11%	0.85%	0.76%	0.37%	0.21%	
Ann.Rtn.	7.26%	6.35%	13.21%	5.47%	3.25%	3.64%	7.05%	5.48%	3.44%	0.68%

*Source: Deutsche Bank, 2008, Bloomberg. The DB Smart Index has been retrospectively calculated and did not exist prior to July 15, 2007. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DB Smart Index would have been lower than the index as a result of fees and/or costs.

Deutsche Bank

26

Certain Risks of DB SMART USD Index

o    THE DB SMART USD INDEX HAS LIMITED PERFORMANCE HISTORY - Publication of
     the Index began on July 15, 2007. Therefore, the Index has very limited actual performance history, and no actual investment which allowed a tracking of the performance of the Index was possible before that date.

o    STRATEGY RISK - The DB SMART USD Index reflects an investment strategy that systematically selects steepening or flattening positions in relation to the USD yield curve based on signals of a rate cutting or rate hiking cycle or the implied positive or negative carry in those positions in order to capture returns generated by changes in the slope of the USD yield curve. If the slope of the USD yield curve does not behave in the manner indicated by the signals or remains flat or nearly flat for extended periods, the value of the DB SMART USD Index could be adversely affected.

o    LEVERAGED EXPOSURE TO THE DB SMART USD INDEX - Positive or negative returns generated by the DB SMART USD Index are five times leveraged before being assigned a weighting in Liquid Alpha by the Optimized Asset
     Allocation Model. If the investment strategy reflected by the DB SMART USD
     Index does not generate positive results, the contribution of the DB SMART
     USD Index to Liquid Alpha will be the weighted, leveraged negative performance of the DB SMART USD Index.

DB Fed Funds Total Return Index
Bloomberg Ticker : DBMMFED1

o    The DB Fed Funds Total Return Index measures the accrual of a deposit invested at the inter-bank overnight interest rate (Fed Funds). The deposit is compounded (reinvested) daily, with a 360-day year convention.
     Fed Funds refers to the rate published at the close of business in New
     York.

DB Fed Funds Index
Performance Analysis

Index Returns*



1900
1800
1700
1600
1500
1400
1300
1200
1100
1000
DB Currency Harvest Index returns prior to 10/19/05 have been retrospectively calculated
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

Annual Returns*



7.3%
6.4%
13.2%
5.5%
3.3%
3.6%
7.1%
5.5%
3.4%
0.7%
5.8%
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
Annual

Performance Analysis*

January 1999 - August 2008	DB SMART USD 5x TR	IBoxx USD Treasury 1-3 Yr	MSCI World USD TR
Annualized Returns	5.8%	3.7%	5.5%
Volatility	2.6%	1.6%	14.5%
Sharpe Ratio (3.63%)	0.84	0.05	0.13
Maximum Drawdown	-2.1%	-1.2%	-46.3%
Start Date	Mar-08	Apr-08	Apr-02
End Date	Aug-08	Aug-08	Jan-06
Max Monthly Consecutive Loss	-2.1%	-1.2%	-18.0%
Start Date	Mar-08	Apr-08	May-01
End Date	May-08	Jun-08	Oct-01
Max/Min Returns			
Rolling 12 Months	14.7% / -0.3%	11.1% / -0.6%	49.8% / -36.9%
Rolling 3 Months	5.2% / -3.7%	3.9% / -1.9%	26.9% / -22.5%
Average Monthly Returns	0.0%	0.4%	0.4%
% Months with Gains	63.5%	78.3%	55.7%
Correlation			
IBoxx USD Treasury 1-3 Yr	0.09	1.00	-0.25
MSCI World USD TR	-0.02	-0.25	1.00

Monthly Returns*

	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008
Jan		0.39%	-0.12%	0.36%	0.56%	-0.29%	1.50%	0.28%	0.45%	1.17%
Feb	0.52%	0.89%	0.42%	0.05%	-0.29%	0.54%	0.36%	0.93%	0.32%	1.60%
Mar	1.38%	-0.71%	1.96%	-0.25%	1.02%	0.02%	0.35%	-0.32%	0.03%	-0.28%
Apr	0.38%	0.46%	1.59%	0.43%	0.26%	0.00%	0.54%	-0.43%	0.72%	-1.80%
May	0.33%	0.59%	1.21%	0.36%	-1.24%	-0.03%	0.86%	0.82%	0.76%	0.11%
Jun	1.04%	0.56%	0.57%	1.27%	0.81%	0.29%	0.67%	0.54%	-0.47%	-0.09%
Jul	0.45%	1.04%	0.95%	2.04%	2.95%	0.09%	0.26%	0.25%	-0.04%	0.32%
Aug	0.92%	0.30%	0.55%	-0.85%	-0.97%	0.19%	0.53%	0.76%	0.86%	-0.12%
Sep	0.44%	1.13%	2.06%	0.19%	-0.28%	0.88%	0.53%	0.65%	-0.52%	
Oct	0.59%	0.59%	1.30%	1.42%	-0.07%	0.20%	0.00%	0.57%	0.51%	
Nov	0.36%	0.43%	0.67%	-0.39%	-0.60%	0.84%	0.47%	0.94%	0.58%	
Dec	0.43%	0.52%	1.33%	0.75%	1.11%	0.85%	0.76%	0.37%	0.21%	
Ann.Rtn.	7.26%	6.35%	13.21%	5.47%	3.25%	3.64%	7.05%	5.48%	3.44%	0.68%

*Source: Deutsche Bank, 2008, Bloomberg. The DB Fed Funds Index has been retrospectively calculated and did not exist prior to October 15, 2007. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DB Fed Funds Index would have been lower than the index as a result of fees and/or costs.

Deutsche Bank

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